UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2025

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1305 Cherrington Parkway, Suite 400 Moon Township, PA 15108
(Address of Principal Executive Offices) (Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On December 4, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Mastech Digital, Inc. (the “Company”) approved the dismissal of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm, and UHY was notified of the dismissal on the same date. This dismissal will be effective upon the completion of UHY’s audit and the issuance of its reports on the Company’s consolidated financial statements for the Company’s fiscal year ending December 31, 2025 (the “2025 Financial Statements”) to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

UHY’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim periods from January 1, 2025 through the date of this Current Report on Form 8-K, there have been no: (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of UHY, would have caused UHY to make reference thereto in its reports; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company anticipates that UHY will complete its audit of the 2025 Financial Statements. The Company understands that the requirements of Item 304(a)(1)(iv) of Regulation S-K apply up to the date UHY issues its final report on the 2025 Financial Statements. In the event any “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K) occurs after the date of this Form 8-K but prior to the issuance of that report, the Company will amend this Form 8-K to report such matters.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided UHY with a copy of the foregoing disclosures and requested that UHY provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 hereto is a copy of UHY’s letter, dated December 10, 2025, stating its agreement with such disclosures.

(b) Appointment of New Independent Registered Public Accounting Firm.

On December 4, 2025, in connection with its approval of the dismissal of UHY, the Audit Committee approved the engagement of BDO India Services Private Limited (“BDO India”) as the Company’s new independent registered public accounting firm. BDO India’s appointment will be for the Company’s fiscal year ending December 31, 2026 and related interim periods.

During the two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim periods from January 1, 2025 through the date of this Current Report on

Form 8-K, neither the Company, nor any party on its behalf, consulted with BDO India regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written reports or oral advice were provided to the Company by BDO India that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of (a) a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (b) a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from UHY LLP dated December 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ Kannan Sugantharaman
Name:	Kannan Sugantharaman
Title:	Chief Financial Officer

December 10, 2025